Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Captiva Software Corporation (formerly known as ActionPoint, Inc.) of our report dated March 20, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in Captiva Software Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

April 28, 2003